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EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

Board of Directors and Shareholders of
Environmental Power Corporation

We consent to the incorporation by reference in Registration Statement No. 33-70078 of Environmental Power Corporation on Form S-8 of our report dated March 24, 2000 appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 1999.

/s/ Deloitte & Touche
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DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 29, 2000